Exhibit 10.6

January 26, 2007

Mr. Jon McGarity

9940 N. 78th Place

Scottsdale, AZ 85258-1389

Dear Jon:

I am pleased to offer you the position of Chief Executive Officer and President at Insys Therapeutics, Inc. The salary offered for this position is $276,000.00 per year. You are also eligible to receive a bonus potential of up to 50% of your base salary, with 35% guaranteed in the first year. As a full-time employee you will be eligible for health benefits and a 401K retirement plan. The attached “employment statement” summarizes your employment benefits.

On the first day of your employment you will be requested to sign a Confidentiality Agreement. If you are in agreement, please signify your acceptance of this offer of employment by signing and returning this letter and the “offer statement” no later than February 6, 2007.

Jon, you have been offered a key position at Insys and we look forward to your active contribution to the success of our company. It is my hope that you will find your employment at Insys a truly rewarding experience.

I look forward to welcoming you to Insys. Should you have any questions or concerns please do not hesitate to contact me.

Sincerely,

Dr. John N. Kapoor

Chairman

I hereby accept Insys Therapeutics Inc.’s offer as described in this letter.

/s/ Jon McGarity	2-1-07
Signature of Jon McGarity	Date

cc: Kay Armstrong

INSYS THERAPEUTICS, INC. (“COMPANY”)

EMPLOYMENT OFFER STATEMENT (“OFFER STATEMENT”)

TO: Jon McGarity

DATE: January 26, 2007

POSITION: Chief Executive Officer and President

START DATE: February 12th, 2007

COMPENSATION:

SALARY	$276,000 per annum and until year end 2007 or IPO, you will be paid 13K per month, with 10K per month deferred. At either event, you will receive the deferment in a lump sum.

BONUS	Up to 50% bonus potential. 35% bonus is guaranteed.

EQUITY	You shall receive 600,000 options. On an ongoing basis, you will participate in the annual employee stock option award program, to the extent such awards are granted by the Board of Directors.

34% of the options will be vested immediately upon your joining the company; the remaining 66% will vest per the following schedule:

33% - March 1, 2008
33% - March 1, 2009

In order for any unvested options to vest, you must be an employee of the Company in good standing or reach terms that would complete the vesting.

The options shall be subject to all the terms and conditions of the Employee Stock Option Program adopted by the Company. Any Shares issued pursuant to these paragraphs shall be subject to a prohibition on transferability until such time as an initial public offering of the Company’s stock is implemented by the Company.

PAID TIME OFF:	After completion of six months of employment, you are entitled to one week vacation. Your annual vacation time will be three weeks. You will have eight paid holidays and five personal/sick days. Please note that vacation time unused for the calendar year cannot be carried over.

HEALTH INSURANCE:	Effective on the first day of the first full month following the Start Date but subject to any pre-existing condition clauses that may be applicable to you or your family, Company Sponsored group medical and dental health coverage will be provided to you consistent with the Company health insurance benefits plan in place.

BENEFITS:	Effective on the first day of the first full month following the Start Date, long term disability and life insurance at one and one-half (1 1/2) times annual salary to a maximum of $100,000.00, consistent with the Company benefits plan, shall be provided to you. These benefits are to be paid in full by the Company. If declined, Insys will cover your personal life insurance policy up to $6,000 annually.

RETIREMENT:	Subject to all eligibility and waiting period requirements, you shall be entitled to participate in the 401(k) Plan.

TERMINATION:	Either you or the Company may terminate the “At-Will” employment upon thirty (30) days written notice to the other.

EMPLOYMENT STATUS:	“At Will” Employment; Nothing herein shall be construed to alter your status as an “At-Will” employee.

TECHNOLOGY & INTELLECTUAL PROPERTY:	All intellectual property and technology developed as a result of projects pursued by Insys, whether directly or indirectly, while employed at Insys Therapeutics, Inc. shall belong to the Company.

Accepted:	/s/ Jon McGarity	Approved:	/s/ John Kapoor
Its: Chairman

INSYS THERAPEUTICS, INC.

December 28, 2007

Jon McGarity

c/o Insys Therapeutics, Inc.

10220 South 51st Street, Suite 2

Phoenix, AZ 85044

Re:	Amendment to Employment Offer Letter

Dear Jon:

This letter amends the offer letter previously provided to you by Insys Therapeutics, Inc. (the “Company”), dated January 26, 2007 (the “Offer Letter”). Except as specifically set forth below, all provisions of the Offer Letter will remain in full force and effect and all capitalized terms used herein not defined in this letter will have the meanings in the Offer Letter.

The Offer Letter is hereby amended to add the following language to replace the paragraph titled “SALARY” within the Employment Offer Statement attached to the Offer Letter, to read as follows:

“SALARY	$276,000 per annum. You will be paid $23,000 per month, with $10,000 of such amount deferred per month (the “Deferred Amount”) until the earlier to occur of (i) December 31, 2007 (the “Fiscal Year End”) or (ii) the closing of the Company’s initial public offering (the “IPO”). Upon the occurrence of either the Fiscal Year End or the IPO (whichever occurs first), you will receive the full Deferred Amount accrued at such time, payable in one lump sum within 10 business days following such occurrence.”

[Remainder of Page Intentionally Left Blank]

Please sign below if you agree and accept the foregoing terms.

Sincerely,

INSYS THERAPEUTICS, INC.

/s/ Michael Babich
By:	Michael Babich
Title:	Chief Operating Officer

I have read and agree to the terms and conditions contained herein:

/s/ Jon McGarity	December 28, 2007
Jon McGarity	Date

[Signature Page to J. McGarity Offer Letter Amendment]